Exhibit 4.1

_______________

Fourth Supplemental Indenture

Dated as of March 26, 2007

to

Indenture dated as of March 31, 1994 by and between

CenturyTel, Inc. and Regions Bank, as Trustee

_______________

6.00% Senior Notes, Series N, due 2017
5.50% Senior Notes, Series O, due 2013
_______________

TABLE OF CONTENTS1

ARTICLE 1

DEFINITIONS

Section 1.01	Definitions	1

ARTICLE 2

6.00% SENIOR NOTES, SERIES N, DUE 2017

Section 2.01	Establishment	5
Section 2.02	Stated Maturity; Payment of Principal and Interest	6
Section 2.03	Denominations	7
Section 2.04	Global Series N Notes	7

ARTICLE 3

5.50% SENIOR NOTES, SERIES O, DUE 2013

Section 3.01	Establishment	7
Section 3.02	Stated Maturity; Payment of Principal and Interest	8
Section 3.03	Denominations	9
Section 3.04	Global Series O Notes	9

ARTICLE 4

REDEMPTION AND REPURCHASE

ARTICLE 5

MISCELLANEOUS PROVISIONS

Section 5.01	Paying Agents; Transfer Agents; Place of Payment	14
Section 5.02	Recitals by Corporation	14
Section 5.03	Ratification and Incorporation of Original Indenture	15
Section 5.04	Executed in Counterparts	15

_________________________

1 This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.

THIS FOURTH SUPPLEMENTAL INDENTURE is made as of the 26th day of March 2007, by and between CENTURYTEL, INC., a Louisiana corporation, having its principal office at 100 CenturyTel Drive, Monroe, Louisiana 71203 (the “Corporation”), and REGIONS BANK (successor-in-interest to First American Bank & Trust of Louisiana and Regions Bank of Louisiana), an Alabama state banking corporation, as trustee (herein called the “Trustee”).

W I T N E S S E T H :

WHEREAS, the Corporation has heretofore entered into an Indenture, dated as of March 31, 1994 (the “Original Indenture”), with the Trustee;

WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as amended and supplemented to the date hereof, including by this Fourth Supplemental Indenture, is herein called the “Indenture”;

WHEREAS, under Section 2.01 of the Original Indenture, a new series of Securities may at any time be established in accordance with the provisions of the Original Indenture and the terms of such series may be described in a supplemental indenture executed by the Corporation and the Trustee;

WHEREAS, the Corporation proposes to create under the Original Indenture two new series of Securities;

WHEREAS, additional Securities of other series hereafter established, except as may be limited in the Original Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Original Indenture as at the time supplemented and modified; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Fourth Supplemental Indenture and to make it a valid and binding obligation of the Corporation have been done or performed.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

    ARTICLE 1

DEFINITIONS

Section 1.01           Definitions  The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below.  Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.<?xml:namespace prefix = o ns = "urn:schemas-microsoft-com:office:office" />

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Corporation’s properties or assets and the properties or assets of its subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Corporation or one of its subsidiaries; (2) the adoption of a plan relating to the liquidation or dissolution of the Corporation; (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of the Corporation’s Voting Stock; or (4) the first day on which a majority of the members of the Corporation’s board of directors are not Continuing Directors.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Ratings Event.

“Clearing Agency” means The Depository Trust Company or another organization registered as a “Clearing Agency” pursuant to Section 17A of the Exchange Act that is acting as a depositary with respect to the Global Series N Notes or the Global Series O Notes and in whose name, or in the name of a nominee of that organization, shall be registered a global security evidencing the respective rights and obligations of holders in respect of the Global Series N Notes or the Global Series O Notes and which shall undertake to effect book entry transfers and pledges of the Global Series N Notes or the Global Series O Notes.

“Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (the “Remaining Life”) of the Series N Notes or the Series O Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Series N Notes or Series O Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Continuing Directors” means, as of any date of determination, any member of the Corporation’s board of directors who (1) was a member of such board of directors on March 29, 2007; or (2) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Global Series N Notes” shall have the meaning set forth in Section 2.04.

“Global Series O Notes” shall have the meaning set forth in Section 3.04.

“Independent Investment Banker” means one of the Reference Treasury Dealers that the Corporation appoints to act as the Independent Investment Banker from time to time.

“Interest Payment Date” shall have the meaning set forth in Section 2.02(b).

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor Rating Categories of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor Rating Categories of S&P); and the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Corporation.

“Moody’s” means Moody’s Investors Service Inc.

“Notes” means, collectively, the Series N Notes and the Series O Notes.

“Original Issue Date” means <?xml:namespace prefix = st1 ns = "urn:schemas-microsoft-com:office:smarttags" />March 29, 2007.

“Paying Agent” shall have the meaning set forth in Section 5.01.

“Proposed Acquisition” means the Corporation’s proposed acquisition of Madison River Communications Corp. as contemplated under the Stock Purchase Agreement.

“Rating Agency” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Corporation’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-l(e)(2)(vi)(F) under the Exchange Act, selected by the Corporation (as certified by a resolution of the Corporation’s board of directors) as a replacement agency for Moody’s or S&P, or both, as the case may be.

“Rating Category” means (i) with respect to S&P, any of the following categories: BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody’s, any of the following categories: Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such category of S&P or Moody’s used by another Rating Agency. In determining whether the rating of the Notes has decreased by one or more gradations, gradations within Rating Categories (+ and − for S&P; 1, 2 and 3 for Moody’s; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB − to B+, will constitute a decrease of one gradation).

"Rating Date” means the date which is 90 days prior to the earlier of (i) a Change of Control or (ii) public notice of the occurrence of a Change of Control or of the Corporation’s intention to effect a Change of Control.

“Ratings Event” means the occurrence of the events described in (a) or (b) below on, or within 90 days after the earlier of, (i) the occurrence of a Change of Control or (ii) public notice of the occurrence of a Change of Control or the Corporation’s intention to effect a Change of Control (which period shall be extended so long as the rating of the Series N Notes or Series O Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies): (a) in the event the Series N Notes or Series O Notes are rated by both Rating Agencies on the Rating Date as Investment Grade, the rating of the Series N Notes or Series O Notes, as applicable, shall be reduced so that such series of Notes is rated below Investment Grade by both Rating Agencies, or (b) in the event the Series N Notes or Series O Notes (1) are rated Investment Grade by one Rating Agency and below Investment Grade by the other Rating Agency on the Rating Date, the rating of the Series N Notes or Series O Notes, as applicable, by either Rating Agency shall be decreased so that such series of Notes is then rated below Investment Grade by both Rating Agencies or (2) are rated below Investment Grade by both Rating Agencies on the Rating Date, the rating of the Series N Notes or Series O Notes, as applicable, by either Rating Agency shall be decreased by one or more gradations (including gradations within Rating Categories, as well as between Rating Categories). Notwithstanding the foregoing, a Ratings Event otherwise arising by virtue of a particular reduction in Rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Ratings Event for purposes of the definition of Change of Control Repurchase Event set forth in this Section 1.01) if the Rating Agencies making the reduction in Rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Ratings Event).

“Reference Treasury Dealer” means each of Banc of America Securities LLC, J.P. Morgan Securities Inc. and Lehman Brothers Inc. and their respective successors, and at least one other primary U.S. Government Securities dealer in New York City selected by Wachovia Capital Markets, LLC, or any other firm that is a primary U.S. Government Securities dealer (each, a “Primary Treasury Dealer”) which the Corporation specifies from time to time; provided, however, that if any of them ceases to be a Primary Treasury Dealer, the Corporation will substitute another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Regular Record Date” means, with respect to any Interest Payment Date for the Notes, the March 15 and September 15 immediately preceding such Interest Payment Date.

“Series N Notes” shall have the meaning specified in Section 2.01.

“Series O Notes” shall have the meaning specified in Section 3.01.

“Special Mandatory Redemption Date” shall have the meaning specified in Section 4.04.

“Special Mandatory Redemption Price” shall have the meaning specified in Section 4.04.

“Stated Maturity of the Series N Notes” shall have the meaning set forth in Section 2.02(a).

“Stated Maturity of the Series O Notes” shall have the meaning set forth in Section 3.02(a).

“Stock Purchase Agreement” shall have the meaning specified in Section 4.04.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.

“Treasury Rate” means, with respect to any redemption date, the rate per year equal to: (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that, if no maturity is within three months before or after the Remaining Life of the Series N Notes or the Series O Notes to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated on the third business day preceding the redemption date.

“Voting Stock”of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

ARTICLE 2

6.00% SENIOR NOTES, SERIES N, DUE 2017

Section 2.01     Establishment.  There is hereby established a new series of Securities to be issued under the Original Indenture, to be designated as the Corporation’s 6.00% Senior Notes, Series N, due 2017 (the “Series N Notes”).

There are to be initially authenticated and delivered $500,000,000 aggregate principal amount of Series N Notes.  Additional Series N Notes, without limitation as to amount, and without the consent of the holders of the then Outstanding Series N Notes, but with the same terms as such Outstanding Series N Notes (except the issue price and the issue date), may be authenticated and delivered in the manner provided in Section 2.01 of the Original Indenture and such additional Series N Notes would constitute a single series with such Outstanding Series N Notes.  In addition, additional Series N Notes may be authenticated and delivered except as expressly provided to the contrary in the Original Indenture.  The Series N Notes may be issued from time to time pursuant to a written order of the Corporation delivered to the Trustee for the authentication and delivery of Series N Notes pursuant to Section 2.04 of the Original Indenture.  The Series N Notes shall be issued in fully registered form without coupons.<?xml:namespace prefix = o ns = "urn:schemas-microsoft-com:office:office" />
The Series N Notes shall be in substantially the form set forth in Exhibit A hereto, and the form of the Trustee’s Certificate of Authentication for the Series N Notes shall be in substantially the form set forth in Exhibit B hereto.
Each Series N Note shall be dated the date of authentication thereof and shall bear interest from the Original Issue Date thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

Section 2.02           Stated Maturity; Payment of Principal and Interest.

(a)        The date upon which the principal of the Series N Notesshall become due and payable at final maturity, together with any accrued and unpaid interest, is <?xml:namespace prefix = st1 ns = "urn:schemas-microsoft-com:office:smarttags" />April 1, 2017 (the “Stated Maturity of the Series N Notes”).

(b)        Each Series N Note will bear interest at the rate of 6.00% per annum, from the Original Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for until the principal thereof is paid or made available for payment, and at the same rate per annum on any overdue principal and premium, if any, and (to the extent that the payment of such interest shall be legally enforceable) on any overdue installment of interest, payable on April 1 and October 1 of each year (each, an “Interest Payment Date”), commencing on October 1, 2007, to the person in which name such Series N Note or any predecessor Series N Note is registered at the close of business on the Regular Record Date.

(c)        The amount of interest payable on any Series N Notes for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months.  In the event that any Interest Payment Date, any redemption date or the Stated Maturity of the Series N Notes falls on a day that is not a Business Day, the required payment of principal, premium, if any, and interest will be made on the next succeeding Business Day as if made on the date that payment was due, and no interest will accrue on the amount so payable for the period from and after such Interest Payment Date, such redemption date or the Stated Maturity of the Series N Notes, as the case may be, to the date of that payment on that next succeeding Business Day.

Payment of principal of, premium, if any, and interest on the Series N Notes shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
Principal of, premium, if any, and interest on the Series N Notes will be payable at the office or agency of the Corporation maintained for such purpose as described in Section 5.01 below; provided, however, that payment of interest may be made at the option of the Corporation by check mailed to the address of the Person entitled thereto as such address shall appear in the security register; and, provided, further that, in the case of payments of principal and premium, if any, such Series N Notes are first surrendered to the Paying Agent.
Notwithstanding the foregoing, as long as the Series N Notes are represented by Global Series N Notes pursuant to Section 2.04 hereof, payments of principal of, premium, if any, and interest on the Series N Notes will be made by wire transfer of immediately available funds to The Depository Trust Company or its nominee as the initial Securityholder of the Series N Notes.
Section 2.03           Denominations.  The Series N Notes shall be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Section 2.04        Global Series N Notes.  The Series N Notes will be issued initially in the form of one or more global securities (the “Global Series N Notes”), without interest coupons, registered in the name of The Depository Trust Company or such other Clearing Agency as the Corporation may from time to time designate or its nominee.  Unless and until they are exchanged for Series N Notes in definitive registered form as described below, such Global Series N Notes may be transferred, in whole but not in part, only to the Clearing Agency or a nominee of the Clearing Agency, or to a successor Clearing Agency selected or approved by the Corporation or to a nominee of such successor Clearing Agency.

If at any time (i) the Clearing Agency notifies the Corporation that it is unwilling or unable to continue as a Clearing Agency for the Global Series N Notes and no successor Clearing Agency shall have been appointed within 90 days after such notification, (ii) the Clearing Agency at any time ceases to be a clearing agency registered under the Exchange Act at any time the Clearing Agency is required to be so registered to act as such Clearing Agency and no successor Clearing Agency shall have been appointed within 90 days after the Corporation’s becoming aware of the Clearing Agency’s ceasing to be so registered or (iii) the Corporation, in its sole discretion, determines that the Global Series N Notes shall be so exchangeable, the Corporation will execute, and, subject to Article II of the Original Indenture, the Trustee, upon receipt of a written order therefor, will authenticate and deliver the Series N Notes in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Series N Notes in exchange for such Global Series N Notes.  Upon exchange of the Global Series N Notes for such Series N Notes in definitive registered form without coupons, in authorized denominations, the Global Series N Notes shall be cancelled by the Trustee.  Such Series N Notes in definitive registered form issued in exchange for the Global Series N Notes shall be registered in such names and in such authorized denominations as the Clearing Agency, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee.  The Trustee shall deliver such Series N Notes to the Clearing Agency for delivery to the Persons in whose names such Series N Notes are so registered.

ARTICLE 3

5.50% Senior Notes, Series O, due 2013

Section 3.01           Establishment.  There is hereby established a new series of Securities to be issued under the Original Indenture, to be designated as the Corporation’s 5.50% Senior Notes, Series O, due 2013 (the “Series O Notes”).

There are to be initially authenticated and delivered $250,000,000 aggregate principal amount of Series O Notes.  Additional Series O Notes, without limitation as to amount, and without the consent of the holders of the then Outstanding Series O Notes, but with the same terms as such Outstanding Series O Notes (except the issue price and the issue date), may be authenticated and delivered in the manner provided in Section 2.01 of the Original Indenture and such additional Series O Notes would constitute a single series with such Outstanding Series O Notes.  In addition, additional Series O Notes may be authenticated and delivered except as expressly provided to the contrary in the Original Indenture.  The Series O Notes may be issued from time to time pursuant to a written order of the Corporation delivered to the Trustee for the authentication and delivery of Series O Notes pursuant to Section 2.04 of the Original Indenture.  The Series O Notes shall be issued in fully registered form without coupons.
The Series O Notes shall be in substantially the form set forth in Exhibit C hereto, and the form of the Trustee’s Certificate of Authentication for the Series O Notes shall be in substantially the form set forth in Exhibit D hereto.
Each Series O Note shall be dated the date of authentication thereof and shall bear interest from the Original Issue Date thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.
Section 3.02           Stated Maturity; Payment of Principal and Interest.

(a)        The date upon which the principal of the Series O Notesshall become due and payable at final maturity, together with any accrued and unpaid interest, is April 1, 2013 (the “Stated Maturity of the Series O Notes”).

(b)        Each Series O Note will bear interest at the rate of 5.50% per annum, from the Original Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for until the principal thereof is paid or made available for payment, and at the same rate per annum on any overdue principal and premium, if any, and (to the extent that the payment of such interest shall be legally enforceable) on any overdue installment of interest, payable on each Interest Payment Date, commencing on October 1, 2007, to the person in which name such Series O Note or any predecessor Series O Note is registered at the close of business on the Regular Record Date.

(c)        The amount of interest payable on any Series O Notes for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months.  In the event that any Interest Payment Date, any redemption date or the Stated Maturity of the Series O Notes falls on a day that is not a Business Day, the required payment of principal, premium, if any, and interest will be made on the next succeeding Business Day as if made on the date that payment was due, and no interest will accrue on the amount so payable for the period from and after such Interest Payment Date, such redemption date or the Stated Maturity of the Series O Notes, as the case may be, to the date of that payment on that next succeeding Business Day.

Payment of principal of, premium, if any, and interest on the Series O Notes shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Principal of, premium, if any, and interest on the Series O Notes will be payable at the office or agency of the Corporation maintained for such purpose as described in Section 5.01; provided, however, that payment of interest may be made at the option of the Corporation by check mailed to the address of the Person entitled thereto as such address shall appear in the security register; and, provided, further that, in the case of payments of principal and premium, if any, such Series O Notes are first surrendered to the Paying Agent.

Notwithstanding the foregoing, as long as the Series O Notes are represented by Global Series O Notes pursuant to Section 3.04 hereof, payments of principal of, premium, if any, and interest on the Series O Notes will be made by wire transfer of immediately available funds to The Depository Trust Company or its nominee as the initial Securityholder of the Series O Notes.

Section 3.03           Denominations.  The Series O Notes shall be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Section 3.04           Global Series O Notes.  The Series O Notes will be issued initially in the form of one or more global securities (the “Global Series O Notes”), without interest coupons, registered in the name of The Depository Trust Company or such other Clearing Agency as the Corporation may from time to time designate or its nominee.  Unless and until they are exchanged for Series O Notes in definitive registered form as described below, such Global Series O Notes may be transferred, in whole but not in part, only to the Clearing Agency or a nominee of the Clearing Agency, or to a successor Clearing Agency selected or approved by the Corporation or to a nominee of such successor Clearing Agency.

If at any time (i) the Clearing Agency notifies the Corporation that it is unwilling or unable to continue as a Clearing Agency for the Global Series O Notes and no successor Clearing Agency shall have been appointed within 90 days after such notification, (ii) the Clearing Agency at any time ceases to be a clearing agency registered under the Exchange Act at any time the Clearing Agency is required to be so registered to act as such Clearing Agency and no successor Clearing Agency shall have been appointed within 90 days after the Corporation’s becoming aware of the Clearing Agency’s ceasing to be so registered or (iii) the Corporation, in its sole discretion, determines that the Global Series O Notes shall be so exchangeable, the Corporation will execute, and, subject to Article II of the Original Indenture, the Trustee, upon receipt of a written order therefor, will authenticate and deliver the Series O Notes in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Series O Notes in exchange for such Global Series O Notes.  Upon exchange of the Global Series O Notes for such Series O Notes in definitive registered form without coupons, in authorized denominations, the Global Series O Notes shall be cancelled by the Trustee.  Such Series O Notes in definitive registered form issued in exchange for the Global Series O Notes shall be registered in such names and in such authorized denominations as the Clearing Agency, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee.  The Trustee shall deliver such Series O Notes to the Clearing Agency for delivery to the Persons in whose names such Series O Notes are so registered.

ARTICLE 4

REDEMPTION AND REPURCHASE

Section 4.01           Optional Redemption Procedures for Series N Notes.

The Series N Notes are redeemable, at any time in whole or from time to time in part, at the Corporation’s option, at a redemption price equal to the greater of:

(a)        100% of the principal amount of the Series N Notes to be redeemed; and

(b)        the sum of the present values of the remaining scheduled payments of principal and interest on the Series N Notes to be redeemed (exclusive of interest accrued to the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current Treasury Rate applicable to the Series N Notes plus 25 basis points.

In each case the Corporation will pay any accrued and unpaid interest on the principal amount of the Series N Notes being redeemed to the date of redemption.

The Corporation will mail notice of redemption at least 30 but not more than 60 days before the redemption date to each holder of record of the Series N Notesto be redeemed at its registered address.  The notice of redemption for the Series N Noteswill state, among other things, the amount of Series N Notesto be redeemed, the redemption date, the redemption price and the place or places that payment will be made upon presentation and surrender of Series N Notesto be redeemed.  Unless the Corporation defaults in the payment of the redemption price, interest will cease to accrue on any Series N Notes that have been called for redemption at the redemption date.

If less than all of the Series N Notes are redeemed, the Trustee will be notified at least 45 days before giving notice of redemption, or such shorter period as is satisfactory to the Trustee, of the aggregate principal amount of Series N Notesto be redeemed and the redemption date. The Trustee will select by lot, or in such other manner it deems fair and appropriate, the Series N Notesto be redeemed in part.

If the Corporation gives notice as provided in the Original Indenture, and funds for the redemption of any Series N Notes(or any portion thereof) called for redemption will have been made available on the redemption date referred to in such notice, those Series N Notes(or any portion thereof) will cease to bear interest on that redemption date and the only right of the holders of those Series N Noteswill be to receive payment of the redemption price.

The Corporation will notify the Trustee of the redemption price promptly after the calculation thereof, and the Trustee shall have no responsibility for such calculation.  Neither the Corporation nor the Trustee shall be required to register the transfer of or exchange the Series N Notes redeemed pursuant to this Section 4.01.

Section 4.02           Optional Redemption Procedures for Series O Notes.

The Series O Notes are redeemable, at any time in whole or from time to time in part, at the Corporation’s option, at a redemption price equal to the greater of:

(a)        100% of the principal amount of the Series O Notes to be redeemed; and

(b)        the sum of the present values of the remaining scheduled payments of principal and interest on the Series O Notes to be redeemed (exclusive of interest accrued to the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current Treasury Rate applicable to the Series O Notes plus 15 basis points.

In each case the Corporation will pay any accrued and unpaid interest on the principal amount of the Series O Notes being redeemed to the date of redemption.

The Corporation will mail notice of redemption at least 30 but not more than 60 days before the redemption date to each holder of record of the Series O Notesto be redeemed at its registered address.  The notice of redemption for the Series O Noteswill state, among other things, the amount of Series O Notesto be redeemed, the redemption date, the redemption price and the place or places that payment will be made upon presentation and surrender of Series O Notesto be redeemed.  Unless the Corporation defaults in the payment of the redemption price, interest will cease to accrue on any Series O Notes that have been called for redemption at the redemption date.

If less than all of the Series O Notes are redeemed, the Trustee will be notified at least 45 days before giving notice of redemption, or such shorter period as is satisfactory to the Trustee, of the aggregate principal amount of Series O Notesto be redeemed and the redemption date.  The Trustee will select by lot, or in such other manner it deems fair and appropriate, the Series O Notesto be redeemed in part.

If the Corporation gives notice as provided in the Original Indenture, and funds for the redemption of any Series O Notes(or any portion thereof) called for redemption will have been made available on the redemption date referred to in such notice, those Series O Notes(or any portion thereof) will cease to bear interest on that redemption date and the only right of the holders of those Series O Noteswill be to receive payment of the redemption price.

The Corporation will notify the Trustee of the redemption price promptly after the calculation thereof, and the Trustee shall have no responsibility for such calculation.  Neither the Corporation nor the Trustee shall be required to register the transfer of or exchange the Series O Notes redeemed pursuant to this Section 4.02.

Section 4.03     Purchase of Notes Upon a Change of Control Repurchase Event.
(a)        If a Change of Control Repurchase Event occurs, unless the Corporation is required (only in the case of the Series N Notes) or has exercised its right to redeem the Notes in accordance with this Article 4, it will make an offer to each Securityholder to repurchase all or any part (in excess of $2,000 and in integral multiples of $1,000) of that Securityholder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to, but not including, the date of repurchase.

(b)        Within 30 days following any Change of Control Repurchase Event or, at the Corporation’s option, prior to any Change of Control, but after the public announcement of the Change of Control, the Corporation will mail a notice to each Securityholder, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and (i) offering to repurchase the Notes on the repurchase date specified in the notice, which date will be a Business Day no earlier than 30 days and no later than 60 days from the date such notice is mailed, (ii) indicating that all Notes validly tendered will be accepted for payment and any Note not tendered will continue to accrue interest, (iii) specifying the CUSIP numbers for the Notes, (iv) stating that, unless the Corporation defaults in its payment in connection with the Change of Control Repurchase Event, all Notes accepted for payment pursuant to the Corporation’s offer to repurchase such Notes will cease to accrue interest after such repurchase, (v) stating that Securityholders electing to have any Notes repurchased by the Corporation pursuant to this Section 4.03 will be required to surrender such Notes to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the repurchase date, (vi) stating that Securityholders will be entitled to withdraw their election made pursuant to this Section 4.03 if the Paying Agent receives, not later than the close of business on the second Business Day preceding the repurchase date, a facsimile transmission or letter setting forth the name of the Securityholder, the principal amount of Notes delivered for repurchase, and a statement that such Securityholder is withdrawing his election to have the Notes repurchased and (vii) stating that Securityholders whose Notes of any series are being repurchased only in part will be issued new notes of such series equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion will be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.

(c)        The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the Corporation’s offer to repurchase is conditioned on a Change of Control Repurchase Event occurring on or prior to the repurchase date specified in the notice.  The Corporation will cause its offer to purchase to remain open for at least 20 Business Days or such longer period as is required by applicable law. The Corporation will comply with the requirements of Rule 14e‑1 under the Exchange Act, and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event.  To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes set forth in this Section 4.03, the Corporation will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.03 by virtue of such conflict.

(d)        On the repurchase date following a Change of Control Repurchase Event, the Corporation will, to the extent lawful:

(i)      accept for payment all the Notes or portions of the Notes properly tendered pursuant to the Corporation’s offer;

(ii)     deposit with the Paying Agent an amount equal to the aggregate repurchase price in respect of all the Notes or portions of the Notes properly tendered; and

(iii)    deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of Notes being purchased by the Corporation.

(e)        The Paying Agent will promptly mail to each Securityholder of Notes properly tendered the repurchase price for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Securityholder a new Note of the same series equal in principal amount to any unpurchased portion of any Notes surrendered, if any; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Corporation will publicly announce the results of its offer to repurchase the Notes on or as soon as practicable after the repurchase date.

(f)         The Corporation will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.03 applicable to an offer made by the Corporation and such third party purchases all Notes properly tendered and not withdrawn under such third party’s offer.

Section 4.04           Special Mandatory Redemption Procedures for Series N Notes.

The Series N Notes shall be redeemable by the Corporation upon the earlier to occur of (i) August 15, 2007 if the Proposed Acquisition has not been completed on or prior to July 31, 2007, or (ii) the 30th day (or if such day is not a Business Day, the first Business Day thereafter) following the termination of the Stock Purchase Agreement among Madison River Communications Corp., Madison River Telephone Company, LLC and the Corporation, dated as of December 17, 2006 (the “Stock Purchase Agreement”) for any reason prior to the consummation of the Proposed Acquisition (the “Special Mandatory Redemption Date”) at a redemption price equal to 101% of the aggregate principal amount of the Series N Notes together with accrued and unpaid interest thereon from the date of initial issuance to but excluding the Special Mandatory Redemption Date (the “Special Mandatory Redemption Price”) in the event that, for any reason,

(a)        the Proposed Acquisition is not completed on or prior to July 31, 2007; or

(b)        the Stock Purchase Agreement is terminated (without the Proposed Acquisition being completed) on or prior to July 31, 2007.

Notice of a special mandatory redemption will be mailed promptly after the occurrence of the event triggering redemption to each Securityholder of Series N Notes at its registered address. If funds sufficient to pay the Special Mandatory Redemption Price (including any accrued and unpaid interest) of all Series N Notes to be redeemed on the Special Mandatory Redemption Date are deposited with the Paying Agent on or before such Special Mandatory Redemption Date, on and after such Special Mandatory Redemption Date the Series N Notes will cease to bear interest.

Section 4.05           No Sinking Fund.  The Notes are not subject to, and do not have the benefit of, any sinking fund.

ARTICLE 5

MISCELLANEOUS PROVISIONS

Section 5.01           Paying Agents; Transfer Agents; Place of Payment.

(a)        The paying agent for the Notes shall initially be the Trustee (in such capacity, the “Paying Agent”), and the place of payment for the Notes shall initially be the Corporate Trust Office, which as of the date hereof for such purpose is located at 1500 North 18th Street, Monroe, Louisiana.  Principal of, premium, if any, and interest with respect to certificated Notes will be payable at the office or agency of the Corporation maintained for such purpose in the City of Monroe, State of Louisiana or the Borough of Manhattan, the City and State of New York.  The Trustee shall also serve as security registrar for the purpose of registering Notes and transfers or exchanges of Notes.

(b)        The Corporation may from time to time designate one or more additional offices or agencies where Notes may be presented or surrendered for payment or may be surrendered for registration of transfer or exchange in accordance with Section 4.02 of the Original Indenture; provided that the Corporation shall at all times maintain a Paying Agent and an office or agency where Notes may be surrendered for registration of transfer or exchange, in each case in the City of Monroe, State of Louisiana or the Borough of Manhattan, The City of New York.

Section 5.02           Recitals by Corporation.  The recitals in this Fourth Supplemental Indenture are made by the Corporation only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Series N Notes and Series O Notes and this Fourth Supplemental Indenture as fully and with like effect as if set forth herein in full.

 Section 5.03           Ratification and Incorporation of Original Indenture.  As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Fourth Supplemental Indenture shall be read and construed as one and the same instrument.

Section 5.04           Executed in Counterparts.  This Fourth Supplemental Indenture may be executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, each party hereto has caused this Fourth Supplemental Indenture to be signed in its name and behalf by its duly authorized officers, all as of the day and year first above written.

                                                         CENTURYTEL, INC.
By:      /s/ R. Stewart Ewing, Jr.
           Name: R. Stewart Ewing, Jr.
           Title: Executive Vice President and Chief
                     Financial Officer

By:      /s/ Stacey W. Goff
           Name: Stacey W. Goff
           Title: Senior Vice President, General
                     Counsel and Corporate Secretary

Attest:

/s/ Stacey W. Goff
Name: Stacey W. Goff
Title: Senior Vice President, General Counsel and
         Corporate Secretary

REGIONS BANK,
as Trustee

By:    /s/ John C. Shiroda
         Name: John C. Shiroda
      Title: Vice President and Corporate Trust
                  Officer

     EXHIBIT A
(Form of Face of Series N Note)

If the Series N Note is to be a Global Series N Note, insert: THIS SERIES N NOTE IS A GLOBAL SERIES N NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”) OR A NOMINEE THEREOF.  THIS SERIES N NOTE IS EXCHANGEABLE FOR SERIES N NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE CLEARING AGENCY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SERIES N NOTE (OTHER THAN A TRANSFER OF THIS SERIES N NOTE AS A WHOLE BY THE CLEARING AGENCY TO A NOMINEE OF THE CLEARING AGENCY OR BY A NOMINEE OF THE CLEARING AGENCY TO THE CLEARING AGENCY OR ANOTHER NOMINEE OF THE CLEARING AGENCY OR TO A SUCCESSOR CLEARING AGENCY OR TO A NOMINEE OF SUCH SUCCESSOR) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.
UNLESS THIS SERIES N NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY SERIES N NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
CUSIP No. 156700AL0
ISIN US156700AL08
COMMON CODE 029435294
$
No.
CENTURYTEL, INC.
6.00% SENIOR NOTE, SERIES N, DUE 2017

CenturyTel, Inc., a Louisiana corporation (the “Corporation,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to___________________, or registered assigns, the principal sum of ______________ DOLLARS ($____________), on April 1, 2017 (such date is hereinafter referred to as the “Stated Maturity”), and to pay interest on said principal sum, from March 29, 2007 or from the next most recent date to which interest has been paid or duly provided for, semi-annually in arrears, on April 1 and October 1 of each year (each such date, an “Interest Payment Date”), commencing on October 1, 2007, at the rate of 6.00% per annum until the principal hereof shall have been paid or duly made available for payment and, to the extent permitted by law, to pay interest compounded semi-annually, on any overdue principal and premium, if any, and on any overdue installment of interest at the same rate per annum.
The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year consisting of twelve 30-day months.  In the event that any Interest Payment Date, any redemption date or the Stated Maturity falls on a day that is not a Business Day, the required payment of principal, premium, if any, and interest will be made on the next succeeding Business Day as if made on the date that payment was due and no interest will accrue on the amount so payable for the period from and after such Interest Payment Date, such redemption date or Stated Maturity, as the case may be, to the date of that payment on that next succeeding Business Day.
The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Series N Note (or one or more predecessor Securities) is registered at the close of business on the Regular Record Date for such interest installment, which shall be the close of business on the first day of the month in which such Interest Payment Date falls.  Any such interest installment not punctually paid or duly provided for, on any Interest Payment Date, shall forthwith cease to be payable to the holders at the close of business on such Regular Record Date and may be paid by the Corporation to the Person in whose name this Series N Note is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such Defaulted Interest, which shall not be more than 15 or less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of such proposed payment, and notice of which shall be given to the holders of the Series N Notes not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Series N Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.
Principal of (and premium, if any) and the interest on this Series N Note shall be payable at the office or agency of the Corporation maintained for that purpose in the City of Monroe, State of Louisiana, or the Borough of Manhattan, The City and State of New York, in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Corporation by check mailed to the address of the Person entitled thereto as such address shall appear in the security register; and provided further, that, in the case of payments of principal and premium, if any, this Series N Note is first surrendered to the Paying Agent.
Notwithstanding the foregoing, as long as this Series N Note is represented by a Global Series N Note, payments of principal of, premium, if any, and interest on this Series N Note will be made by wire transfer of immediately available funds to The Depository Trust Company or its nominee as the initial holder of this Series N Note.
The indebtedness evidenced by this Series N Note is, to the extent provided in the Indenture, senior and unsecured and will rank in right of payment on parity with all other unsecured and unsubordinated obligations of the Corporation.
REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SERIES N NOTE SET FORTH ON THE FOLLOWING PAGES HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.
Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Series N Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed under its corporate seal.

CENTURYTEL, INC.

By:
      Name:
      Title:

By:
      Name:
      Title:
Attest:

Name:
Title:

Dated: March 29, 2007

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

REGIONS BANK, as Trustee

By:
            Authorized Officer

Dated:  March 29, 2007

    This Series N Note is one of a duly authorized issue of Securities of the Corporation (the “Securities”) issued and issuable in one or more series under an Indenture, dated as of March 31, 1994, as supplemented by the Fourth Supplemental Indenture (the “Fourth Supplemental Indenture”) dated as of March 26, 2007 (collectively, the “Indenture”), between the Corporation and Regions Bank (successor-in-interest to First American Bank & Trust of Louisiana and Regions Bank of Louisiana), as trustee (the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Corporation, the Trustee and the holders of the Securities issued thereunder and of the terms upon which said Securities are, and are to be, authenticated and delivered.  This Security is one of the series designated on the face hereof as 6.00% Senior Notes, Series N, due 2017 (the “Series N Notes”).  Such series is being initially issued in the aggregate principal amount of $500,000,000.  Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.
    The Series N Notes are redeemable, at any time in whole or from time to time in part, at the Corporation’s option, at a redemption price equal to the greater (a) of 100% of the principal amount of the Series N Notes to be redeemed; and (b) the sum of the present values of the remaining scheduled payments of principal and interest on the Series N Notes to be redeemed (exclusive of interest accrued to the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current Treasury Rate plus 25 basis points.  In each case the Corporation will pay any accrued and unpaid interest on the principal amount being redeemed to the date of redemption.
    The Corporation will mail notice of redemption at least 30 but not more than 60 days before the redemption date to each holder of record of the Series N Notes to be redeemed at its registered address.  The notice of redemption for the Series N Notes will state, among other things, the amount of Series N Notes to be redeemed, the redemption date, the redemption price and the place or places that payment will be made upon presentation and surrender of Series N Notes to be redeemed. Unless the Corporation defaults in the payment of the redemption price, interest will cease to accrue on any Series N Notes that have been called for redemption at the redemption date.
    If less than all of the Series N Notes are redeemed, the Trustee will be notified at least 45 days before giving notice of redemption, or such shorter period as is satisfactory to the Trustee, of the aggregate principal amount of Series N Notes to be redeemed and the redemption date. The Trustee will select by lot, or in such other manner it deems fair and appropriate, the Series N Notes to be redeemed in part.
    If the Corporation gives notice as provided in the Indenture, and funds for the redemption of any Series N Notes (or any portion thereof) called for redemption will have been made available on the redemption date referred to in such notice, those Series N Notes (or any portion thereof) will cease to bear interest on that redemption date and the only right of the holders of those Series N Notes will be to receive payment of the redemption price.
    The Series N Notes are redeemable on the Special Mandatory Redemption Date at the Special Mandatory Redemption Price in the event that, for any reason, (a) the Proposed Acquisition has not been completed on or prior to July 31, 2007; or (b) the Stock Purchase Agreement is terminated (without the Proposed Acquisition being completed) on or prior to July 31, 2007.
    Notice of a special mandatory redemption will be mailed promptly after the occurrence of the event triggering redemption to each holder of Series N Notes at its registered address. If funds sufficient to pay the Special Mandatory Redemption Price (including any accrued and unpaid interest) of all Series N Notes to be redeemed on the Special Mandatory Redemption Date are deposited with the Paying Agent on or before such Special Mandatory Redemption Date, on and after such Special Mandatory Redemption Date the Series N Notes will cease to bear interest.
    If a Change of Control Repurchase Event occurs, unless the Corporation is required or has exercised its right to redeem the Series N Notes as described above, it will make an offer to each holder of Series N Notes to repurchase all or any part (in excess of $2,000 and in integral multiples of $1,000) of such holder’s Series N Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of such Series N Notes repurchased plus any accrued and unpaid interest on such Series N Notes repurchased to, but not including, the date of repurchase.
    Within 30 days following any Change of Control Repurchase Event or, at the Corporation’s option, prior to any Change of Control, but after the public announcement of the Change of Control, the Corporation will mail a notice to each holder of Series N Notes, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and (i) offering to repurchase the Series N Notes on the repurchase date specified in the notice, which date will be a Business Day no earlier than 30 days and no later than 60 days from the date such notice is mailed, (ii) indicating that all Series N Notes validly tendered will be accepted for payment and any Series N Note not tendered will continue to accrue interest, (iii) specifying the CUSIP numbers for the Series N Notes, (iv) stating that, unless the Corporation defaults in its payment in connection with the Change of Control Repurchase Event, all Series N Notes accepted for payment pursuant to the Corporation’s offer to repurchase such Series N Notes will cease to accrue interest after such repurchase, (v) stating that holders electing to have any Series N Notes repurchased by the Corporation will be required to surrender such Series N Notes to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the repurchase date, (vi) stating that holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the repurchase date, a facsimile transmission or letter setting forth the name of the holder of Series N Notes, the principal amount of Series N Notes delivered for repurchase, and a statement that such holder is withdrawing his election to have the Series N Notes repurchased and (vii) stating that holders whose Series N Notes are being repurchased only in part will be issued new Series N Notes in principal amount to the unpurchased portion of the Series N Notes surrendered, which unpurchased portion will be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.
    The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the Corporation’s offer to repurchase is conditioned on a Change of Control Repurchase Event occurring on or prior to the repurchase date specified in the notice.  The Corporation will cause its offer to purchase to remain open for at least 20 Business Days or such longer period as is required by applicable law. The Corporation will comply with the requirements of Rule 14e‑1 under the Exchange Act, and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the Series N Notes as a result of a Change of Control Repurchase Event.  To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Series N Notes, the Corporation will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 4.03 of the Fourth Supplemental Indenture by virtue of such conflict.
    On the repurchase date following a Change of Control Repurchase Event, the Corporation will, to the extent lawful: (a) accept for payment all the Series N Notes or portions of the Series N Notes properly tendered pursuant to the Corporation’s offer; (b) deposit with the Paying Agent an amount equal to the aggregate repurchase price in respect of all the Series N Notes or portions of the Series N Notes properly tendered; and (c) deliver or cause to be delivered to the Trustee the Series N Notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of Series N Notes being purchased by the Corporation.
    The Paying Agent will promptly mail to each holder of Series N Notes properly tendered the repurchase price for such Series N Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new Series N Note of the same series equal in principal amount to any unpurchased portion of any Series N Notes surrendered, if any; provided that each new Series N Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Corporation will publicly announce the results of its offer to repurchase the Series N Notes on or as soon as practicable after the repurchase date.
    The Corporation will not be required to make an offer to repurchase the Series N Notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements applicable to an offer made by the Corporation and such third party purchases all Series N Notes properly tendered and not withdrawn under such third party’s offer.
    As used herein:
    “Change of Control” means the occurrence of any of the following:  (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Corporation’s properties or assets and the properties or assets of its subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Corporation or one of its subsidiaries; (2) the adoption of a plan relating to the liquidation or dissolution of the Corporation; (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of the Corporation’s Voting Stock; or (4) the first day on which a majority of the members of the Corporation’s board of directors are not Continuing Directors.
    “Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Ratings Event.
    “Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (the “Remaining Life”) of the Series N Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Series N Notes.
    “Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
    “Continuing Directors” means, as of any date of determination, any member of the Corporation’s board of directors who (1) was a member of such board of directors on March 29, 2007; or (2) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election.
    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
    “Independent Investment Banker” means one of the Reference Treasury Dealers that the Corporation appoints to act as the Independent Investment Banker from time to time.
    “Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor Rating Categories of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor Rating Categories of S&P); and the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Corporation.
    “Moody’s” means Moody’s Investors Service Inc.
    “Proposed Acquisition” means the Corporation’s proposed acquisition of Madison River Communications Corp. contemplated under the Stock Purchase Agreement.

    “Rating Agency” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the Series N Notes or fails to make a rating of the Series N Notes publicly available for reasons outside of the Corporation’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-l(e)(2)(vi)(F) under the Exchange Act, selected by the Corporation (as certified by a resolution of the Corporation’s board of directors) as a replacement agency for Moody’s or S&P, or both, as the case may be.
    “Rating Category” means (i) with respect to S&P, any of the following categories:  BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody’s, any of the following categories: Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such category of S&P or Moody’s used by another Rating Agency. In determining whether the rating of the Series N Notes has decreased by one or more gradations, gradations within Rating Categories (+ and − for S&P; 1, 2 and 3 for Moody’s; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB − to B+, will constitute a decrease of one gradation).
    “Rating Date” means the date which is 90 days prior to the earlier of (i) a Change of Control or (ii) public notice of the occurrence of a Change of Control or of the Corporation’s intention to effect a Change of Control.
    “Ratings Event” means the occurrence of the events described in (a) or (b) below on, or within 90 days after the earlier of, (i) the occurrence of a Change of Control or (ii) public notice of the occurrence of a Change of Control or the Corporation’s intention to effect a Change of Control (which period shall be extended so long as the rating of the Series N Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies): (a) in the event the Series N Notes are rated by both Rating Agencies on the Rating Date as Investment Grade, the rating of the Series N Notes shall be reduced so that the Series N Notes are rated below Investment Grade by both Rating Agencies, or (b) in the event the Series N Notes (1) are rated Investment Grade by one Rating Agency and below Investment Grade by the other Rating Agency on the Rating Date, the rating of the Series N Notes by either Rating Agency shall be decreased so that the Series N Notes are then rated below Investment Grade by both Rating Agencies or (2) are rated below Investment Grade by both Rating Agencies on the Rating Date, the rating of the Series N Notes by either Rating Agency shall be decreased by one or more gradations (including gradations within Rating Categories, as well as between Rating Categories).  Notwithstanding the foregoing, a Ratings Event otherwise arising by virtue of a particular reduction in Rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Ratings Event for purposes of the definition of Change of Control Repurchase Event set forth above) if the Rating Agencies making the reduction in Rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Ratings Event).
    “Reference Treasury Dealer” means each of Banc of America Securities LLC, J.P. Morgan Securities Inc. and Lehman Brothers Inc. and their respective successors, and one other firm that is a primary U.S. Government Securities dealer (each, a “Primary Treasury Dealer”) which the Corporation specifies from time to time; provided, however, that if any of them ceases to be a Primary Treasury Dealer, the Corporation will substitute another Primary Treasury Dealer.
    “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.
    “Regular Record Date” means, with respect to any Interest Payment Date for the Series N Notes, the March 15 and September 15 immediately preceding such Interest Payment Date.
    “Special Mandatory Redemption Date” means the earlier to occur of (a) August 15, 2007 if the Proposed Acquisition has not been completed on or prior to July 31, 2007, or (b) the 30th day (or if such day is not a Business Day, the first Business Day thereafter) following the termination of the Stock Purchase Agreement for any reason prior to the consummation of the Proposed Acquisition.
    “Special Mandatory Redemption Price” means a redemption price equal to 101% of the aggregate principal amount of the Series N Notes together with accrued and unpaid interest thereon from the date of initial issuance to but excluding the Special Mandatory Redemption Date.
    “Stock Purchase Agreement” means that certain Stock Purchase Agreement among Madison River Communications Corp., Madison River Telephone Company, LLC and the Corporation, dated as of December 17, 2006.
    “Treasury Rate” means, with respect to any redemption date, the rate per year equal to: (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that, if no maturity is within three months before or after the Remaining Life of the Series N Notesto be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.  The Treasury Rate will be calculated on the third business day preceding the redemption date.
    The Series N Notes are not subject to, the benefit of, and do not have, any sinking fund.
    In case an Event of Default, as defined in the Indenture, with respect to the Series N Notes shall have occurred and be continuing, the principal of the Series N Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.
    The Indenture contains provisions permitting the Corporation and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Securities of each series affected at the time Outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating and of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Securities, provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Securities or any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Security so affected or (ii) reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Security then Outstanding and affected thereby.  The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Securities of any series at the time Outstanding, on behalf of the holders of Securities of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of, or premium, if any, or interest on any of the Securities of such series.  Any such consent or waiver by the registered holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Security and of any Security issued in exchange hereof or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Security.
    No reference herein to the Indenture and no provision of this Series N Noteor of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and interest on this Series N Note at the times and place and at the rate and in the currency herein prescribed.
    As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Series N Note is registrable in the security register, upon surrender of this Series N Note for registration of transfer at the office or agency of the Corporation for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the security registrar and duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Series N Notes, of this series, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees.  No service charge shall be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
    As provided in and subject to the provisions of the Indenture, the holder of this Series N  Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Series N Notes, the holders of not less than a majority in aggregate principal amount of the Series N Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the holders of a majority in aggregate principal amount of Series N Notes at the time Outstanding a direction inconsistent with such request and shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity.  The foregoing shall not apply to any suit instituted by the holder of this Series N Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.
    Prior to due presentment of this Series N Note for registration of transfer, the Corporation, the Trustee, any Paying Agent and any security registrar may deem and treat the Person in whose name this Series N Note is registered as the absolute owner hereof for all purposes, whether or not this Series N Note be overdue and notwithstanding the notice of ownership or writing hereon made by anyone other than the security registrar, and neither the Corporation, the Trustee nor any such agent shall be affected by notice to the contrary.
    No recourse shall be had for the payment of the principal of or any premium or the interest on this Series N Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, shareholder, affiliate, officer or director, as such, past, present or future, of the Corporation or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.
    The Series N Notes are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  As provided in the Indenture and subject to the limitations therein set forth, Series N Notes are exchangeable for a like aggregate principal amount of Series N Notes of a different authorized denomination, as requested by the holder surrendering the same upon surrender of the Series N Note or Notes to be exchanged at the office or agency of the Corporation.
    This Series N Note shall be governed by, and construed in accordance with, the internal laws of the State of Louisiana.
EXHIBIT B

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

REGIONS BANK, as Trustee

By:
            Authorized Officer

Dated:  March 29, 2007

EXHIBIT C
(Form of Face of Series O Note)
    If the Series O Note is to be a Global Series O Note, insert:  THIS SERIES O NOTE IS A GLOBAL SERIES O NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”) OR A NOMINEE THEREOF.  THIS SERIES O NOTE IS EXCHANGEABLE FOR SERIES O NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE CLEARING AGENCY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SERIES O NOTE (OTHER THAN A TRANSFER OF THIS SERIES O NOTE AS A WHOLE BY THE CLEARING AGENCY TO A NOMINEE OF THE CLEARING AGENCY OR BY A NOMINEE OF THE CLEARING AGENCY TO THE CLEARING AGENCY OR ANOTHER NOMINEE OF THE CLEARING AGENCY OR TO A SUCCESSOR CLEARING AGENCY OR TO A NOMINEE OF SUCH SUCCESSOR) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.
    UNLESS THIS SERIES O NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY SERIES O NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
CUSIP No. 156700AK2
ISIN US156700AK25
COMMON CODE 029435103
$
No.

CENTURYTEL, INC.
5.50% SENIOR NOTE, SERIES O, DUE 2013

    CenturyTel, Inc., a Louisiana corporation (the “Corporation,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to___________________, or registered assigns, the principal sum of ______________ DOLLARS ($____________), on April 1, 2013 (such date is hereinafter referred to as the “Stated Maturity”), and to pay interest on said principal sum, from March 29, 2007 or from the next most recent date to which interest has been paid or duly provided for, semi-annually in arrears, on April 1 and October 1 of each year (each such date, an “Interest Payment Date”), commencing on October 1, 2007, at the rate of 5.50% per annum until the principal hereof shall have been paid or duly made available for payment and, to the extent permitted by law, to pay interest compounded semi-annually, on any overdue principal and premium, if any, and on any overdue installment of interest at the same rate per annum.
    The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year consisting of twelve 30-day months.  In the event that any Interest Payment Date, any redemption date or the Stated Maturity falls on a day that is not a Business Day, the required payment of principal, premium, if any, and interest will be made on the next succeeding Business Day as if made on the date that payment was due and no interest will accrue on the amount so payable for the period from and after such Interest Payment Date, such redemption date or Stated Maturity, as the case may be, to the date of that payment on that next succeeding Business Day.
    The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Series O Note (or one or more predecessor Securities) is registered at the close of business on the Regular Record Date for such interest installment, which shall be the close of business on the first day of the month in which such Interest Payment Date falls.  Any such interest installment not punctually paid or duly provided for, on any Interest Payment Date, shall forthwith cease to be payable to the holders at the close of business on such Regular Record Date and may be paid by the Corporation to the Person in whose name this Series O Note is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such Defaulted Interest, which shall not be more than 15 or less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of such proposed payment, and notice of which shall be given to the holders of the Series O Notes not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Series O Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.
    Principal of (and premium, if any) and the interest on this Series O Note shall be payable at the office or agency of the Corporation maintained for that purpose in the City of Monroe, State of Louisiana, or the Borough of Manhattan, The City and State of New York, in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Corporation by check mailed to the address of the Person entitled thereto as such address shall appear in the security register; and provided further, that, in the case of payments of principal and premium, if any, this Series O Note is first surrendered to the Paying Agent.
    Notwithstanding the foregoing, as long as this Series O Note is represented by a Global Series O Note, payments of principal of, premium, if any, and interest on this Series O Note will be made by wire transfer of immediately available funds to The Depository Trust Company or its nominee as the initial holder of this Series O Note.
    The indebtedness evidenced by this Series O Note is, to the extent provided in the Indenture, senior and unsecured and will rank in right of payment on parity with all other unsecured and unsubordinated obligations of the Corporation.
    REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SERIES O NOTE SET FORTH ON THE FOLLOWING PAGES HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.
    Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Series O Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

    IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed under its corporate seal.

CENTURYTEL, INC.

By:
      Name:
      Title:

By:
      Name:
      Title:
Attest:

Name:
Title:

Dated: March 29, 2007

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

REGIONS BANK, as Trustee

By:
            Authorized Officer

Dated:  March 29, 2007

    This Series O Note is one of a duly authorized issue of Securities of the Corporation (the “Securities”) issued and issuable in one or more series under an Indenture, dated as of March 31, 1994, as supplemented by the Fourth Supplemental Indenture (the “Fourth Supplemental Indenture”) dated as of March 26, 2007 (collectively, the “Indenture”), between the Corporation and Regions Bank (successor-in-interest to First American Bank & Trust of Louisiana and Regions Bank of Louisiana), as trustee (the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Corporation, the Trustee and the holders of the Securities issued thereunder and of the terms upon which said Securities are, and are to be, authenticated and delivered.  This Security is one of the series designated on the face hereof as 5.50% Senior Notes, Series O, due 2013 (the “Series O Notes”).  Such series is being initially issued in the aggregate principal amount of $250,000,000.  Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.
    The Series O Notes are redeemable, at any time in whole or from time to time in part, at the Corporation’s option, at a redemption price equal to the greater (a) of 100% of the principal amount of the Series O Notes to be redeemed; and (b) the sum of the present values of the remaining scheduled payments of principal and interest on the Series O Notes to be redeemed (exclusive of interest accrued to the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current Treasury Rate plus 15 basis points.  In each case the Corporation will pay any accrued and unpaid interest on the principal amount being redeemed to the date of redemption.
    The Corporation will mail notice of redemption at least 30 but not more than 60 days before the redemption date to each holder of record of the Series O Notes to be redeemed at its registered address. The notice of redemption for the Series O Notes will state, among other things, the amount of Series O Notes to be redeemed, the redemption date, the redemption price and the place or places that payment will be made upon presentation and surrender of Series O Notes to be redeemed. Unless the Corporation defaults in the payment of the redemption price, interest will cease to accrue on any Series O Notes that have been called for redemption at the redemption date.
    If less than all of the Series O Notes are redeemed, the Trustee will be notified at least 45 days before giving notice of redemption, or such shorter period as is satisfactory to the Trustee, of the aggregate principal amount of Series O Notes to be redeemed and the redemption date. The Trustee will select by lot, or in such other manner it deems fair and appropriate, the Series O Notes to be redeemed in part.
    If the Corporation gives notice as provided in the Indenture, and funds for the redemption of any Series O Notes (or any portion thereof) called for redemption will have been made available on the redemption date referred to in such notice, those Series O Notes (or any portion thereof) will cease to bear interest on that redemption date and the only right of the holders of those Series O Notes will be to receive payment of the redemption price.
    If a Change of Control Repurchase Event occurs, unless the Corporation has exercised its right to redeem the Series O Notes as described above, it will make an offer to each holder of Series O Notes to repurchase all or any part (in excess of $2,000 and in integral multiples of $1,000) of such holder’s Series O Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of such Series O Notes repurchased plus any accrued and unpaid interest on such Series O Notes repurchased to, but not including, the date of repurchase.
    Within 30 days following any Change of Control Repurchase Event or, at the Corporation’s option, prior to any Change of Control, but after the public announcement of the Change of Control, the Corporation will mail a notice to each holder of Series O Notes, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and (i) offering to repurchase the Series O Notes on the repurchase date specified in the notice, which date will be a Business Day no earlier than 30 days and no later than 60 days from the date such notice is mailed, (ii) indicating that all Series O Notes validly tendered will be accepted for payment and any Series O Note not tendered will continue to accrue interest, (iii) specifying the CUSIP numbers for the Series O Notes, (iv) stating that, unless the Corporation defaults in its payment in connection with the Change of Control Repurchase Event, all Series O Notes accepted for payment pursuant to the Corporation’s offer to repurchase such Series O Notes will cease to accrue interest after such repurchase, (v) stating that holders electing to have any Series O Notes repurchased by the Corporation will be required to surrender such Series O Notes to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the repurchase date, (vi) stating that holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the repurchase date, a facsimile transmission or letter setting forth the name of the holder of Series O Notes, the principal amount of Series O Notes delivered for repurchase, and a statement that such holder is withdrawing his election to have the Series O Notes repurchased and (vii) stating that holders whose Series O Notes are being repurchased only in part will be issued new Series O Notes in principal amount to the unpurchased portion of the Series O Notes surrendered, which unpurchased portion will be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.
    The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the Corporation’s offer to repurchase is conditioned on a Change of Control Repurchase Event occurring on or prior to the repurchase date specified in the notice.  The Corporation will cause its offer to purchase to remain open for at least 20 Business Days or such longer period as is required by applicable law. The Corporation will comply with the requirements of Rule 14e‑1 under the Exchange Act, and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the Series O Notes as a result of a Change of Control Repurchase Event.  To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Series O Notes, the Corporation will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 4.03 of the Supplemental Indenture by virtue of such conflict.
    On the repurchase date following a Change of Control Repurchase Event, the Corporation will, to the extent lawful: (a) accept for payment all the Series O Notes or portions of the Series O Notes properly tendered pursuant to the Corporation’s offer; (b) deposit with the Paying Agent an amount equal to the aggregate repurchase price in respect of all the Series O Notes or portions of the Series O Notes properly tendered; and (c) deliver or cause to be delivered to the Trustee the Series O Notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of Series O Notes being purchased by the Corporation.
    The Paying Agent will promptly mail to each holder of Series O Notes properly tendered the repurchase price for such Series O Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new Series O Note of the same series equal in principal amount to any unpurchased portion of any Series O Notes surrendered, if any; provided that each new Series O Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Corporation will publicly announce the results of its offer to repurchase the Series O Notes on or as soon as practicable after the repurchase date.
    The Corporation will not be required to make an offer to repurchase the Series O Notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements applicable to an offer made by the Corporation and such third party purchases all Series O Notes properly tendered and not withdrawn under such third party’s offer.
    As used herein:
    “Change of Control” means the occurrence of any of the following:  (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Corporation’s properties or assets and the properties or assets of its subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Corporation or one of its subsidiaries; (2) the adoption of a plan relating to the liquidation or dissolution of the Corporation; (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of the Corporation’s Voting Stock; or (4) the first day on which a majority of the members of the Corporation’s board of directors are not Continuing Directors.
    “Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Ratings Event.
    “Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (the “Remaining Life”) of the Series O Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Series O Notes.
    “Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
    “Continuing Directors” means, as of any date of determination, any member of the Corporation’s board of directors who (1) was a member of such board of directors on March 29, 2007; or (2) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election.
    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
    “Independent Investment Banker” means one of the Reference Treasury Dealers that the Corporation appoints to act as the Independent Investment Banker from time to time.
    “Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor Rating Categories of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor Rating Categories of S&P); and the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Corporation.
    “Moody’s” means Moody’s Investors Service Inc.
    “Rating Agency” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the Series O Notes or fails to make a rating of the Series O Notes publicly available for reasons outside of the Corporation’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3‑l(e)(2)(vi)(F) under the Exchange Act, selected by the Corporation (as certified by a resolution of the Corporation’s board of directors) as a replacement agency for Moody’s or S&P, or both, as the case may be.
    “Rating Category” means (i) with respect to S&P, any of the following categories:  BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody’s, any of the following categories: Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such category of S&P or Moody’s used by another Rating Agency. In determining whether the rating of the Series O Notes has decreased by one or more gradations, gradations within Rating Categories (+ and − for S&P; 1, 2 and 3 for Moody’s; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB − to B+, will constitute a decrease of one gradation).
    “Rating Date” means the date which is 90 days prior to the earlier of (i) a Change of Control or (ii) public notice of the occurrence of a Change of Control or of the Corporation’s intention to effect a Change of Control.
    “Ratings Event” means the occurrence of the events described in (a) or (b) below on, or within 90 days after the earlier of, (i) the occurrence of a Change of Control or (ii) public notice of the occurrence of a Change of Control or the Corporation’s intention to effect a Change of Control (which period shall be extended so long as the rating of the Series O Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies): (a) in the event the Series O Notes are rated by both Rating Agencies on the Rating Date as Investment Grade, the rating of the Series O Notes shall be reduced so that the Series O Notes are rated below Investment Grade by both Rating Agencies, or (b) in the event the Series O Notes (1) are rated Investment Grade by one Rating Agency and below Investment Grade by the other Rating Agency on the Rating Date, the rating of the Series O Notes by either Rating Agency shall be decreased so that the Series O Notes are then rated below Investment Grade by both Rating Agencies or (2) are rated below Investment Grade by both Rating Agencies on the Rating Date, the rating of the Series O Notes by either Rating Agency shall be decreased by one or more gradations (including gradations within Rating Categories, as well as between Rating Categories).   Notwithstanding the foregoing, a Ratings Event otherwise arising by virtue of a particular reduction in Rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Ratings Event for purposes of the definition of Change of Control Repurchase Event set forth above) if the Rating Agencies making the reduction in Rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Ratings Event).
    “Reference Treasury Dealer” means each of Banc of America Securities LLC, J.P. Morgan Securities Inc. and Lehman Brothers Inc. and their respective successors, and one other firm that is a primary U.S. Government Securities dealer (each, a “Primary Treasury Dealer”) which the Corporation specifies from time to time; provided, however, that if any of them ceases to be a Primary Treasury Dealer, the Corporation will substitute another Primary Treasury Dealer.
    “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.
    “Regular Record Date” means, with respect to any Interest Payment Date for the Series O Notes, the March 15 and September 15 immediately preceding such Interest Payment Date.
    “Treasury Rate” means, with respect to any redemption date, the rate per year equal to: (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that, if no maturity is within three months before or after the Remaining Life of the Series O Notesto be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated on the third business day preceding the redemption date.
    The Series O Notes are not subject to, the benefit of, and do not have, any sinking fund.
    In case an Event of Default, as defined in the Indenture, with respect to the Series O Notes shall have occurred and be continuing, the principal of the Series O Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.
    The Indenture contains provisions permitting the Corporation and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Securities of each series affected at the time Outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating and of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Securities, provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Securities or any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Security so affected or (ii) reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Security then Outstanding and affected thereby.  The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Securities of any series at the time Outstanding, on behalf of the holders of Securities of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of, or premium, if any, or interest on any of the Securities of such series.  Any such consent or waiver by the registered holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Security and of any Security issued in exchange hereof or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Security.
    No reference herein to the Indenture and no provision of this Series O Noteor of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and interest on this Series O Note at the times and place and at the rate and in the currency herein prescribed.
    As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Series O Note is registrable in the security register, upon surrender of this Series O Note for registration of transfer at the office or agency of the Corporation for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the security registrar and duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Series O Notes, of this series, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees.  No service charge shall be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
    As provided in and subject to the provisions of the Indenture, the holder of this Series O  Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Series O Notes, the holders of not less than a majority in aggregate principal amount of the Series O Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the holders of a majority in aggregate principal amount of Series O Notes at the time Outstanding a direction inconsistent with such request and shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity.  The foregoing shall not apply to any suit instituted by the holder of this Series O Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.
    Prior to due presentment of this Series O Note for registration of transfer, the Corporation, the Trustee, any Paying Agent and any security registrar may deem and treat the Person in whose name this Series O Note is registered as the absolute owner hereof for all purposes, whether or not this Series O Note be overdue and notwithstanding the notice of ownership or writing hereon made by anyone other than the security registrar, and neither the Corporation, the Trustee nor any such agent shall be affected by notice to the contrary.
    No recourse shall be had for the payment of the principal of or any premium or the interest on this Series O Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, shareholder, affiliate, officer or director, as such, past, present or future, of the Corporation or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.
    The Series O Notes are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  As provided in the Indenture and subject to the limitations therein set forth, Series O Notes are exchangeable for a like aggregate principal amount of Series O Notes of a different authorized denomination, as requested by the holder surrendering the same upon surrender of the Series O Note or Notes to be exchanged at the office or agency of the Corporation.
    This Series O Note shall be governed by, and construed in accordance with, the internal laws of the State of Louisiana.

EXHIBIT D

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.
REGIONS BANK, as Trustee

By:
            Authorized Officer

Dated:  March 29, 2007